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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 3, 2005


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      1-12202             93-1120873
  (State or other jurisdiction of      (Commission          (IRS Employer
           incorporation)              File Number)       Identification No.)

                  13710 FNB PARKWAY
                   OMAHA, NEBRASKA                            68154-5200
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND ITEM 7.01
           REGULATION FD DISCLOSURE.

           Attached as Exhibit 99.1 is a copy of Northern Border Partners, L.P.'s press release, dated August 3, 2005, announcing Northern Border Partners, L.P.'s financial results for the quarter ended June 30, 2005, and updated earnings guidance for 2005.

ITEM 8.01  OTHER EVENTS.

NORTHERN BORDER PIPELINE TRANSPORTATION CAPACITY

           As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), our Form 8-K filed May 4, 2005, and our Form 8-K filed July 14, 2005, we disclosed that we had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

           We believe that shifting fundamentals may cause the natural gas price differentials (or so called "basis differentials") for sales in Alberta, Canada as compared to sales in the Midwest U.S. to narrow annually in the spring and fall months. Increased withdrawals from storage in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis differentials to widen. Summer demand should remain strong due to electric generation loads. As a result, we believe that Northern Border Pipeline's revenue may be more seasonal in the future as increased volumes are available for transport from Canada to Midwest U.S. markets when the basis differentials widen and some discounting may be required at times to maximize revenue when the basis differentials narrow.

           We believe the greatest impact for 2005 of unsold and discounted capacity on Northern Border Pipeline occurred during the second quarter due to relatively high levels of Canadian natural gas storage injections and additional supply from other sources. Northern Border Pipeline's capacity for July through September has been contracted at more favorable rates. We expect that throughout the duration of the 2005/2006 heating season, Northern Border Pipeline will be fully contracted at or near maximum rates. Consequently, we expect Northern Border Pipeline's operating revenue for 2005 to be in the range of $15 million to $18 million ($11 million to $13 million, net to the Partnership) lower than 2004, due to discounted and uncontracted capacity. However, the sale of the Claims (described below) will add to revenues in 2005, offsetting some of the revenue decline from Northern Border Pipeline's discounted and uncontracted capacity.

UPDATE ON THE IMPACT OF ENRON'S CHAPTER 11 FILING ON OUR BUSINESS

           Please refer to our Form 10-K for the year ended December 31, 2004 ("2004 10-K"), and our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), "Management's Discussion and Analysis of Financial Condition and Results of Operations-Update On The Impact of Enron's Chapter 11 Filing On Our Business" regarding the bankruptcy claims held by Northern Border Pipeline Company, Crestone Gas Gathering, and Bear Paw Energy, LLC against Enron Corp., and/or Enron North America Corp. ("ENA") (the "Claims"). We reported that settlement agreements had been entered into and approved by the bankruptcy court for certain of the Claims.

           In June 2005, Northern Border Pipeline Company, Crestone Gathering Services, a wholly-owned subsidiary of Crestone Energy Ventures, and Bear Paw Energy, LLC executed term sheets with a third party for the sale of their unsecured claims held against Enron and Enron North America. Proceeds from the sale are expected to be $14.6 million. In 2004, we adjusted our allowance for doubtful accounts to reflect an estimated $3.4 million ($3.0 million, net to the Partnership) recovery for our Claims. In the second quarter of 2005, we made favorable adjustments to our allowance for doubtful accounts of approximately $1.8 million ($1.6 million, net to the Partnership) to reflect the agreements for the sales. As a result of the sale, we anticipate recognizing additional income of $9.4 million ($6.6 million, net to the Partnership) later in 2005.
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NATURAL GAS GATHERING AND PROCESSING SEGMENT

         INTEREST IN FORT UNION GAS GATHERING - In July 2005, Crestone Energy Ventures executed a purchase and sale agreement to acquire an additional 3.7% interest, bringing its total interest to approximately 37% of Fort Union Gas Gathering, L.L.C. for approximately $5.3 million, subject to normal closing adjustments. We expect to close the transaction in August of 2005.

         BIGHORN GAS GATHERING PREFERRED A SETTLEMENT - During third quarter 2005, we anticipate recognizing $5.4 million from a settlement related to a special income allocation from Bighorn Gas Gathering. The settlement with our partner in Bighorn eliminates provisions of the joint venture agreement that provided for cash flow incentives based on well connections. Therefore, in the future, we will receive its distributions and earnings based on our 49 percent ownership interest in Bighorn Gas Gathering.

FORWARD-LOOKING STATEMENT

The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

     o    future demand for and prices of natural gas;

     o competitive conditions in the overall natural gas and electricity markets;

     o    availability of supplies of Canadian natural gas;

     o    availability of additional storage capacity; weather conditions; and

     o competitive developments by Canadian and U.S. natural gas transmission peers;

o    performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o the ability to recover costs of property, plant and equipment and regulatory assets in our rates;

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o    prices of natural gas and natural gas liquids.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

            99.1 Northern Border Partners, L.P. press release dated August 3, 2005.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NORTHERN BORDER PARTNERS, L.P.

Date: August 3, 2005                        By:    /s/  Jerry L. Peters
                                                --------------------------------
                                            Name:  Jerry L. Peters
                                            Title: Chief Financial and
                                                   Accounting Officer



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                                  EXHIBIT INDEX

         Exhibit 99.1 --  Northern Border Partners, L.P. press release dated August 3, 2005.